EMPLOYMENT AGREEMENT


         This Employment Agreement ("Agreement") dated as of May 1, 1996, is between Eljer Industries, Inc., a Delaware corporation (the "Company"), and Mr. Scott G. Arbuckle ("Executive").

         In consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Employment. Executive shall enter into the employment of the Company, and the Company shall employ Executive, on the terms and conditions set forth in this Agreement. During the term of his employment, Executive shall devote substantially all of his business time and his best efforts, skills, and abilities to the performance of his duties as stated in this Agreement and to the furtherance of the Company's business. Executive's job title will be Chairman of the Board, President and Chief Executive Officer of the Company, and his duties will be those customarily performed by persons acting in such capacity and those designated by the Chief Executive Officer or the Board of Directors of the Company (the "Board") consistent with the position of Chairman of the Board, President and Chief Executive Officer of the Company.

         2.       Compensation.

                  (a) Base Salary. During the term of Executive's employment with the Company pursuant to this Agreement, the Company shall pay Executive for his services a monthly base salary of $_________ payable in equal semimonthly installments in arrears in accordance with the Company's normal payroll procedures. Executive's base salary will be reviewed annually and subject to increase at the discretion of the Board or an authorized committee or representative thereof. The Company may reduce Executive's base salary only as part of a general reduction in the compensation of all executive officers of the Company who have written employment agreements with the Company (a "General Executive Compensation Reduction"). Executive's monthly base salary in effect from time to time, exclusive of any other compensation hereunder, is hereinafter called the "Monthly Base Salary."

                  (b) Bonus Plans. Executive will be entitled to participate in the Company's annual bonus plan for executives and key employees, with an annual bonus range thereunder of an amount equal to zero to 75% of Executive's annualized Base Salary and an annual par bonus thereunder of an amount equal to 50% of Executive's annualized Base Salary. The "par" bonus is a performance benchmark, and not a guaranteed amount or a minimum. Executive's receipt of any bonus, and the amount thereof, will depend upon the achievement of corporate, department, team, or individual goals set annually by the Compensation Committee of the
         Board (the "Compensation Committee"). In addition, Executive will be considered for participation in any long-term incentive bonus plan of the Company and, to the extent designated by the Compensation Committee, will be entitled to participate in any such plan under the terms of such plan.

                  (c) Participation in Other Benefit Plans. Executive will also be entitled to participate in any other pension and profit-sharing plans, supplemental and excess benefit plans, long-term incentive compensation plans (other than long-term incentive bonus plans, addressed in Section 2(b) hereof), and other benefits, plans, or arrangements provided or available to active salaried employees of the Company in effect during Executive's employment with the Company hereunder (collectively, "Benefit Plans"). The Benefit Plans currently consist of the Eljer Tax Reduction Investment Plan, the Salaried Pension Plan for
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         Eljer Manufacturing,  Inc.,  the Eljer  Supplemental Benefit Plan, the
         Eljer Excess Benefit Plan, the Eljer Manufacturing, Inc. and Affiliates Health and Welfare Plan, the Personal Accident and Business Travel Insurance Plan, the Eljer Industries, Inc. Change in Control Severance Payment Plan, and the Flexible Benefits Plan. Executive's participation in any or all of the Benefit Plans will be subject to the terms and conditions of the Benefit Plans as they may hereafter be amended or restated (or discontinued) by the Company, including the satisfaction of all applicable eligibility requirements and vesting provisions of the Benefit Plans. Executive agrees that the Company shall have no obligation hereunder to continue any or all of the Benefit Plans. The Company has provided to Executive, and Executive hereby acknowledges receipt of, correct and complete written plan materials distributed to participants or prospective participants in the current Benefit Plans.

                  (d) Automobile Allowance. The Company will pay Executive a quarterly automobile allowance of $_____ to be used by Executive to purchase or lease a vehicle suitable for Executive's use in rendering services under this Agreement and to compensate for all expenses to operate, insure, and maintain that vehicle for that business purpose (the "Automobile Allowance"). The quarterly amount of the Automobile Allowance will be prorated on a daily basis for any calendar quarter for which this Agreement is not in effect for the entire quarter. In addition to the Automobile Allowance, the Company will pay Executive annually an amount equal to the federal and any state income tax paid by Executive on the amount of the Automobile Allowance paid to Executive during the relevant tax year. Also in addition to the Automobile Allowance, the Company will reimburse Executive for mileage, at the rate then in effect under the Company's policies, relating to his business use of a vehicle.

                  (e) Vacation. Executive will be entitled to paid vacation in accordance with the applicable vacation policies, practices, and procedures of the Company in effect from time to time during the term of his employment under this Agreement.

                  (f) Tax Preparation and Financial Planning Services. The Company will arrange for and provide at its expense preparation services for Executive's personal federal and (if applicable) state and local annual income tax returns, commencing with his 1996 annual tax return due in 1997. In addition the Company will arrange for and provide at its expense, a financial planning service to be determined by the Company.

                  (g) Annual  Physical  Examination.   The  Company  will  pay
         the reasonable cost of an annual comprehensive physical examination of Executive, commencing in 1996.

                  (h) Stock Options. During Executive's employment under this Agreement, Executive will be eligible to participate in the Eljer Industries, Inc. Long-Term Executive Incentive Compensation Plan (the "Stock Option Plan") at a level specified by the Compensation Committee when the Compensation Committee grants options to employees of the Company and its subsidiaries. The terms of each option granted to Executive will be governed by the Stock Option Plan and the written option agreement entered into between the Company and Executive in accordance with the Stock Option Plan.

                  (i) Tax Withholding. The Company has the right to deduct from any compensation payable to Executive under this Agreement social security (FICA) taxes and all federal, state, municipal, or other such taxes or charges as may now be in effect or that may hereafter be enacted or required.

         3. Reimbursable Expenses. Executive shall be entitled to receive prompt reimbursement from the Company, in accordance with the relevant policies, practices, and procedures of the

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Company, for all reasonable business expenses incurred by Executive in performing his duties under this Agreement.

         4. Term. The term of Executive's employment under this Agreement will begin on July 3, 1996 and will continue until (but not including) the next May 1st, and for successive one-year periods thereafter, unless the Company notifies Executive in writing to the contrary at least three months before the May 1st renewal date.

         5.  Events  of  Early   Termination.   Executive's   employment  under
this   Agreement   will   terminate (notwithstanding  the  provisions of
Section 4 hereof) before the expiration of the then effective term upon the earliest to occur of the following:

             (a)  Death.  The death of Executive.

             (b) Disability. The Disability of Executive. "Disability" means a permanent and total disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), that renders Executive unable reasonably to perform his duties hereunder for six consecutive months. Executive's Disability shall be determined by the Compensation Committee, in its sole and absolute discretion, upon receipt of and in reliance on sufficient competent medical advice from a qualified physician selected by or acceptable to the Compensation Committee.

             (c)  Termination  by  Company.   The  effective  date  of  the
         Company's termination of Executive's employment specified in a written notice of termination given to Executive, whether for Cause (as defined in Section 6(a) hereof) or without Cause.

             (d)   Termination   by  Executive.   The  effective   date  of
         Executive's termination of his employment specified in a written notice of termination given to the Company, whether for Good Reason (as defined in Section 6(b) hereof) or without Good Reason. Without the written consent of the Company, the effective date of such employment cannot be fewer than ten business days after the date on which such notice is given to the Company.

Upon termination of Executive's employment for any reason described above in this Section 5, the Company shall pay Executive (or his estate or heirs) the amount of Base Salary earned but not yet paid through the effective date of termination (the "Termination Date"), the amount of all bonuses and of all benefits under applicable bonus plans and Benefit Plans that are earned or vested and payable to Executive in accordance with the terms of those bonus plans and Benefit Plans (including all eligibility requirements for such payments) through the Termination Date, and all reimbursable expenses due to Employee in accordance with Section 3 hereof. Except as provided in Section 7 hereof, the Company shall have no obligation to pay any other amount to Executive.

         6.  Cause or Good Reason for Termination.

             (a) Cause. "Cause" for termination of Executive's employment under this Agreement by the Company, as determined by the Compensation Committee, means any of the following:

                  (i) The willful and continued failure of Executive to substantially or satisfactorily perform his duties under this Agreement, other than any such failure resulting from a Disability, after written demand for performance made by the Company which identifies the manner in which the Company believes Executive has
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                  not  substantially  or  satisfactorily performed  his  duties.
                  The   failure  of   Executive   to  substantially  or
                  satisfactorily   perform  will  be  deemed "willful and
                  continued" if Executive does not comply with the Company's demand within a reasonable time, as specified in the demand or as determined in good faith by the Compensation Committee.

                  (ii) The conviction of Executive for committing an act of fraud, embezzlement, theft, or other act constituting a felony.

                  (iii)    The  willful   engagement   of   Executive  in
                  misconduct, including any violation of Section 8 hereof, that is demonstrably and materially injurious (monetarily or otherwise) to the Company. For the purpose of this Section 6(a)(iii), any violation by Executive of Section 8 hereof will be deemed "willful" if done not in good faith or without reasonable belief that his conduct (whether an action or an omission) was in the best interest of the Company.

             (b) Good Reason. "Good Reason" for Executive's termination of his employment under this Agreement means any of the following, without Executive's written consent and other than in circumstances in which Executive's employment is subject to termination for Cause:

                  (i) The Company's assignment of Executive exclusively to an office or position of lesser authority, status, or responsibility, or the Company's assignment to Executive (without a change of office or position) of duties having or reflecting only materially reduced authority, status, or responsibility of Executive.

                  (ii) The Company's reduction of (A) Executive's Base Salary or the annual or long-term bonus to which Executive may be entitled or which he has an opportunity to earn under the terms of any bonus plan of the Company in which he participates, except as part of a General Executive Compensation Reduction, or (B) the amount or level at which Executive participates or may participate in any Benefit Plan, except as the result of a change in the participation of all then existing participants or prospective participants in such Benefit Plan or the discontinuance of such Benefit Plan.

                  (iii)    The  Company's   permanent   reassignment   of
                  Executive's principal job location or office to a place more than 50 miles from the place of his principal job location or office on the date of this Agreement.

                  (iv) The Company's written notification to Executive that it does not intend to continue this Agreement for a successive one-year period pursuant to paragraph 4 above, and does not offer Executive a new Employment Contract with identical or improved benefits, at least thirty (30) days prior to the expiration of the current term.

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         7.   Severance Payment on Termination Without Cause or for Good Reason.

               (a) Termination Events and Payment. If Executive's  employment is terminated either (i) by the Company without Cause before the expiration of the then effective term of this Agreement or at the end of the then effective term of this Agreement in accordance with Section 4 hereof, or (ii) by Executive for Good Reason before the expiration of the then term of this Agreement, then (notwithstanding the provisions of Section 4 hereof) the Company shall pay or provide Executive (A) an amount equal to the Executive's Monthly Base Salary in effect on his Termination Date, unless Executive has been the subject of a General Executive Compensation Reduction within the last 24 months, in which case the Executive shall be paid the Executive's Monthly Base Salary in effect immediately prior to the General Executive Compensation Reduction, payable for eighteen consecutive months after the Termination Date, (B) one and one-half times the annual par bonus for the calendar year in which the Termination Date occurs, payable at the same time it would be payable if Executive's employment had not been terminated, and (C) benefits under certain of the Benefit Plans, or the economic equivalent thereof, as described in Attachment I to this Agreement for a period of eighteen months after the Termination Date. Such continuation of payments or benefits shall not be deemed the continuation of employment for any purpose, and benefits payable under any Benefit Plan, or the economic equivalent thereof, will be determined based on the benefits (if any) that similarly situated employees of the Company would be entitled to under such Benefit Plan during the eighteen-month period following the Termination Date, as such Benefit Plan may thereafter be amended or restated (or discontinued) by the Company. In the event of such termination without Cause or for Good Reason (or for any other reason), Executive's right to exercise the stock options described in Section 2(h) hereof that have been granted to him (if any) shall be governed solely by the terms of the Stock Option Plan, as may be in effect at that time.

                  (b) Change of Control Payments. If the termination of Executive's employment referred to in the first sentence of Section 7(a) hereof is the result of or in connection with a change of control, as defined in the separate Executive Severance Agreement between the Company and Executive dated May 2, 1991, and amended February 22, 1995 (the "Severance Agreement"), Section 7(a) shall not be applicable, but shall be superseded in its entirety by the terms of the Severance Agreement. The rights and obligations of Executive and the Company under those circumstances shall be governed solely by the Severance Agreement.

                  (c) Offset. No severance amount payable hereunder will be subject to reduction as the result of future compensation earned or received by Executive (including by self-employment), and Executive shall have no duty to mitigate his damages.

                  (d) General Release. The payment or provision of any amounts or benefits pursuant to Section 7(a) hereof shall be conditioned upon the Company's receipt of a Settlement Agreement, General Release, and Covenant Not to Sue executed and performed by Executive in substantially the form of Attachment II to this Agreement.

                  (e) Compliance with Covenants. The payment or provision of any amounts or benefits pursuant to Section 7(a) hereof shall be conditioned upon Executive's compliance with his covenants set forth in Sections 8 and 9 hereof during the time periods specified in those Sections. Accordingly, the Company may discontinue or reduce the amounts or benefits pursuant to Section 7(a) hereof if the Company reasonably believes, or establishes by arbitration or any legal or injunctive proceeding described in Section 11 hereof, that there

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         is or has been any violation  by Executive  of  Section 8 or Section 9 hereof. Any such discontinuance or reduction by the Company will not preclude it from seeking any arbitration award or injunctive relief permitted by Section 11 hereof.

         8. Ownership of Company Property. All files, records, documents, information, data, and similar items relating to the business of the Company, whether prepared by Executive or otherwise coming into his possession, will remain the exclusive property of the Company and may not be removed from the premises of the Company under any circumstances without the prior written consent of the Board (except in the ordinary course of business during Executive's employment under this Agreement), and in any event must be promptly delivered to the Company upon termination or cessation of Executive's employment with the Company for any reason.

         9. Nonsolicitation of Employees. For a period of one year after the termination or cessation of his employment with the Company for any reason, Executive shall not, on his own behalf or on behalf of any other person, solicit any employee of the Company (known by Executive to be such) to leave the employment of the Company, nor shall he use or disclose to any person any information obtained while employed by the Company concerning the names and addresses of the Company's employees. Each reference to the "Company" in this
Section 9 shall be deemed to include each subsidiary and affiliate of the Company.

         10. Severability. The parties hereto intend all provisions of Sections 8 and 9 hereof to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of Section 8 or Section 9 hereof is too broad to be enforced as written, the parties intend that the court reform the provision to such narrower scope as it determines to be reasonable and enforceable. The existence of any claim or cause of action of Executive against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants of Executive contained in Sections 8 and 9 hereof. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision never constituted a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added as part of this Agreement a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

         11.      Dispute Resolution.

                  (a) Arbitration. The exclusive remedy or method of resolving all disputes or questions arising out of or relating to this Agreement or its expiration or termination shall be arbitration held in Dallas, Texas. Nevertheless, though disputes or questions arising out of or relating to Section 8 or Section 9 hereof shall be subject to arbitration, the Company shall not be precluded from also seeking and obtaining injunctive relief from any court of proper jurisdiction to enforce or protect its rights under Section 8 or Section 9 hereof. Any arbitration may be initiated by either party by written notice to the other party specifying the subject of the requested arbitration and appointing that party's arbitrator ("Arbitration Notice").

                  (b) Arbitrators. Arbitration shall be before three arbitrators, one to be appointed by the Company, a second to be appointed by Executive, and a third to be appointed by those two arbitrators. The third arbitrator shall act as chairman. If (i) the non-initiating party fails to appoint an arbitrator by written notice to the initiating party within ten days after the

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         Arbitration Notice is given, or (ii) the two arbitrators appointed by the parties herein fail to appoint a third arbitrator within ten days after the date of the appointment of the second arbitrator, then the American Arbitration Association in Dallas, Texas, upon application of the initiating party, shall appoint an arbitrator to fill that position.

                  (c) Award and Costs. The arbitration proceeding shall be conducted in accordance with the rules of the American Arbitration Association. A determination or award made or approved by at least two of the arbitrators shall be the valid and binding action of the arbitrators. The costs of arbitration (including the expense of a party in obtaining and presenting evidence and attending the arbitration and of the fees and expense of legal counsel to a party) shall be borne by the Company. The arbitration determination or award shall be final and conclusive on the parties, and judgment upon such award may be entered and enforced in any court of competent jurisdiction.

         12.      Miscellaneous.

                  (a) Notices. Any notice, consent, demand, request, approval, or other communication to be given under this Agreement by either party to the other must be in writing and must be either (i) personally delivered, (ii) mailed by registered or certified mail, postage prepaid with return receipt requested, (iii) delivered by overnight express delivery service or same-day or overnight local courier service, or
         (iv) delivered by facsimile transmission, in any event to the address or number set forth below or to such other address or number as may be designated by either or both of the parties from time to time in accordance with this Section 12(a):

                  If to the Company:                 Eljer Industries, Inc.
                                                     17120 Dallas Parkway
                                                     Dallas, Texas 75248
                                                     Attention:  General Counsel
                                                     Fax No.:  (214) 407-7238

                  With a copy (which
                  shall not constitute
                  notice) to:                        Gardere & Wynne, L.L.P.
                                                     1601 Elm Street, Suite 3000
                                                     Dallas, Texas 75201
                                                     Attention: Ronald M.
                                                                 Gaswirth, Esq.
                                                     Fax No.: (214) 999-4667

                  If to Executive:                   Mr. Scott G. Arbuckle
                                                     17301 Club Hill Drive
                                                     Dallas, TX 75248


         Notices delivered personally or by overnight express delivery service or by local courier service shall be deemed given and received as of actual receipt. Notices mailed as described above shall be deemed given and received three business days after mailing or upon actual receipt, whichever is earlier. Notices delivered by facsimile transmission shall be deemed given and received upon receipt by the sender of the transmission confirmation.

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                  (b) Entire  Agreement.  This  Agreement,  with the Attachments hereto and the other agreements referred to herein, supersedes any and all other agreements, either oral or written, between the parties with respect to the subject matter of this Agreement and contains all of the covenants and agreements between the parties with respect to the subject matter of this Agreement.

                  (c) Modification. Except as stated in the next sentence, no change or modification of this Agreement will be valid or binding upon the parties, nor will any waiver of any term or condition be so binding, unless the change or modification or waiver is in writing and signed by both parties to this Agreement. The Company may, however, without the consent or agreement of Executive, change or modify any or all of the severance benefits described in Attachment I hereto solely to reflect any (i) additional benefits under any Benefit Plan, including any Benefit Plan adopted after the date of this Agreement, or
         (ii) amendment, restatement, or discontinuance by the Company of any Benefit Plan; provided, that the Company provides to Executive a copy of the changed or modified Attachment I hereto.

                  (d) Governing Law and Venue. This Agreement and the obligations and undertakings of the parties under this Agreement is performable in Dallas County, Texas. This Agreement and all matters related hereto shall be governed by, and construed in accordance with, the laws of the State of Texas.

                  (e) Counterparts. This Agreement may be executed in counterparts, each of which constitutes an original, but all of which constitute one document.

                  (f) Gender. Whenever the context requires, words in this Agreement denoting gender shall include the masculine, feminine, and neuter.

                  (g) Estate. If Executive dies during his employment hereunder, any amounts due him from the Company under this Agreement as of the date of his death shall be paid to his estate or heirs.

                  (h) Assignment. The Company shall have the right to assign this Agreement to its successors or assigns. The terms "successors" and "assigns" shall include any person that buys all or substantially all of the Company's assets or all of its stock, or with and into which the Company merges or consolidates. The rights, duties, and benefits to Executive hereunder are personal to him, and no such right, duty, or benefit may be assigned by him.

                  (i) Binding Effect. This Agreement is binding upon the parties hereto, together with their respective executors, administrators, successors, personal representatives, heirs, and permitted assigns.

                  (j) Waiver of Breach. Any waiver by the Company or Executive of a breach of any provision of this Agreement by Executive or the Company will not operate or be construed as a waiver of any subsequent breach.

                  (k) Certain Defined Terms. As used in this Agreement, (i) "person" means an individual or any corporation, partnership, trust, unincorporated association, or other legal entity, whether acting in an individual, fiduciary, or other capacity, and any government, court, or other governmental agency, (ii) "include" and "including" shall not denote or signify any limitation, (iii) "herein," "hereof," "hereunder," and similar terms are references to this Agreement as a whole and not to any particular provision of this Agreement, and (iv) "business day" means any Monday through Friday other than any such weekday on which

                                                                 /s/SA     /s/WM
                                                                 -----     -----
                                                               Initial   Initial
         the executive offices of the Company are closed. In addition, the use herein of "annual" or "monthly" (or similar terms) to indicate a measurement period shall not itself be deemed to grant rights to Executive for employment or compensation for such period.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph.

                                            The Company:

                                            ELJER INDUSTRIES, INC.


                                            By:/s/Walter C. Minnick
                                               --------------------------------
                                               Chairman, Executive Compensation
                                                  Committee

                                            Executive:

                                            /s/Scott G. Arbuckle
                                            -----------------------------

                                                                 /s/SA
                                                                 -----     -----
                                                               Initial   Initial

                                                                    Attachment I


                               SEVERANCE BENEFITS


(1) An amount, if any, equal to the employer-matching contribution and profit-sharing contribution that otherwise would have been allocable to Executive's account in the Eljer Tax Reduction Investment Plan, the Eljer Supplemental Benefit Plan and the Eljer Excess Benefit Plan during the twelve consecutive month period following the Termination Date, payable in a single sum payment on the first anniversary of the Termination Date.

(2) An amount, if any, equal to the present value of the pension benefit that Executive otherwise would have accrued under the Salaried Pension Plan of Eljer Manufacturing, Inc., the Eljer Supplemental Benefit Plan and the Eljer Excess Benefit Plan during the twelve consecutive month period following the Termination Date, payable in a single sum payment on the first anniversary of the Termination Date.

(3) If elected by Executive, continuation of the medical and dental coverage under the Eljer Manufacturing, Inc. and Associates Health and Welfare Plan (the "Welfare Plan") as continuation coverage in accordance with Section 4980B of the Code ("COBRA Coverage"); provided, however, that Executive's cost for COBRA Coverage during the twelve consecutive month period following the Termination Date shall be limited to the cost, as adjusted from time to time, of the applicable medical and dental coverage under the Welfare Plan for similarly situated active employees of the Company. Executive's COBRA Coverage shall be subject to the terms and conditions (including eligibility and benefit limitations) of the Welfare Plan and shall be reduced or terminated during the COBRA Coverage period, including the twelve consecutive month period described above, to the extent of other coverage or benefits that Executive receives in connection with any other employment during such period or to the extent the COBRA Coverage period ends in accordance with the provisions of the Code.

(4) Life insurance and accidental death and dismemberment coverage under the Welfare Plan in the amount of such coverage in effect as of the Termination Date for the twelve consecutive month period following the Termination Date.

                                                                   Attachment II

                              SETTLEMENT AGREEMENT,
                    GENERAL RELEASE, AND COVENANT NOT TO SUE


         This Settlement Agreement, General Release, and Covenant Not to Sue ("Agreement") is made and entered into as of the_____day of __________, 19___, by and between _____________________ ("Employee") and Eljer Industries, Inc. ("Eljer"), hereinafter collectively referred to as the "parties".

                                    Recitals

         WHEREAS, Employee was employed by Eljer as __________________________ under the terms of an Employment Agreement dated as of ____________, 199___ (the "Employment Agreement");

         WHEREAS, Employee's employment under the Employment Agreement shall terminate effective ____________________ (the "Termination Date"); and

         WHEREAS, the parties desire to settle fully and finally, in the manner set forth herein, all differences between them which have arisen, or which may arise, prior to, or at the time of, the execution of this Agreement, including, but in no way limited to, any and all claims and controversies arising out of the Employment Agreement, the employment relationship between Employee and Eljer, and the termination thereof;

                                    Agreement

         NOW, THEREFORE, in consideration of the Recitals and the mutual promises, covenants and agreements set forth herein, the parties covenant and agree as follows:

         1. Employee, for himself or herself and on behalf of his or her attorneys, heirs, assigns, successors, executors, and administrators, IRREVOCABLY AND UNCONDITIONALLY RELEASES, ACQUITS, AND FOREVER DISCHARGES Eljer, its current and former parent, subsidiary, affiliated, and related corporations, firms, associations, partnerships, and entities, their successors and assigns, and the current and former owners, shareholders, directors, officers, partners, employees, agents, attorneys, representatives, and insurers of said corporations, firms, associations, partnerships, and entities, and their guardians, successors, assigns, heirs, executors, and administrators (hereinafter collectively referred to as the "Releasees"), from any and all claims, complaints, grievances, liabilities, obligations, promises, agreements, damages, causes of action, rights, debts, demands, controversies, costs, losses, damages, and expenses (including, without limitation, attorneys' fees and expenses) whatsoever, other than any arising under this Agreement, under any municipal, local, state, or federal law, common or statutory -- including, but in no way limited to, claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. ss. 621, et seq. -- for any actions or omissions whatsoever, whether known or unknown and whether or not connected with the Employment Agreement, the employment of Employee by Eljer, or the termination thereof, which existed or may have existed prior to, or contemporaneously with, the execution of this Agreement.

         2. Employee, for himself or herself and on behalf of his or her attorneys, heirs, assigns, successors, executors, and administrators, COVENANTS NOT TO SUE OR OTHERWISE CONSENT TO PARTICIPATE IN ANY ACTION AGAINST, any of the Releasees based upon any of the claims and other matters released in paragraph 1 of this Agreement.

         3. Employee agrees that he or she will keep the terms, amount, and fact of this Agreement STRICTLY AND COMPLETELY CONFIDENTIAL and that he or she will not communicate or other-wise disclose to any employee (past, present, or future) of Eljer or any of the other Releasees or to a member of the general public the terms, amount, or fact of this Agreement, except as may be required by law or compulsory process.

         4. Employee waives and releases forever any right or rights he or she might have to employment, reemployment, or reinstatement with Eljer or any of the other Releasees, except as may be provided under the terms of this Agreement.

         5. Upon the expiration of seven (7) days after Employee's execution of this Agreement, Eljer agrees to pay or provide Employee Severance payments under the terms and conditions of the Severance Agreement.

         6. The parties hereto recognize that, by entering into this Agreement, Eljer does not admit, and does specifically deny, any violation of any local, state, or federal law, common or statutory. The parties further recognize that this Agreement has been entered into in release and compromise of any claims which might be asserted by Employee in connection with his or her employment by Eljer, or the termination thereof, and to avoid the expense and burden of any litigation related thereto.

         7. The parties acknowledge and agree that in the event Employee materially breaches any provision of this Agreement, (a) Employee will indemnify and hold Eljer harmless from and against any and all resulting damages or loss incurred by Eljer (including, without limitation, attorneys' fees and expenses),
(b) Employee will immediately repay to Eljer in full any payment made to him or her under the provisions of this Agreement, and (c) Eljer will be entitled to file counterclaims against Employee for breach of the covenant not to sue and may recover from Employee any payment not repaid to Eljer, as required by clause
(b) of this paragraph 7, as well as any and all other resulting actual or consequential damages.

         8. One or more waivers of a breach of any covenant, term, or provision of this Agreement by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term, or provision, nor shall it be considered a waiver of any other then existing or subsequent breach of a different covenant, term, or provision.

         9. If any provision or term of this Agreement is held to be illegal, invalid, or unenforceable, (a) such provision or term shall be fully severable,
(b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never constituted part of this Agreement, and (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid, or unenforceable provision or term there shall be added automatically as a part of this Agreement another provision or term as similar to the illegal, invalid, or unenforceable provision as may be possible and that is legal, valid, and enforceable.

         10. The parties agree that should one party sue the other party for a breach of any provision of this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and costs of court. Each party shall have the right to sue for specific performance of this Agreement, and for declaratory and injunctive relief.

         11. Either party may revoke this Agreement, within seven (7) days of the date of its execution by Employee (the "Revocation Period"), by written notice to the other party. Employee agrees that if he or she revokes this Agreement, he or she shall receive none of the benefits provided for under its terms. Employee further understands and agrees that, unless Eljer receives from Employee, prior to the expiration of the Revocation Period, written notice of his or her revocation of this Agreement, this Agreement and all of its terms shall have full force and effect, and Employee shall have forever waived his or her right to revoke this Agreement.

         12. This Agreement constitutes the entire agreement of the parties, and supersedes all prior and contemporaneous negotiations and agreements, oral or written, between the parties. All prior and contemporaneous negotiations and agreements are deemed incorporated and merged into this Agreement and are deemed to have been abandoned if not so incorporated. No representations, oral or written, are being relied upon by either party in executing this Agreement other than the express representations of this Agreement. This Agreement cannot be changed or terminated without the express written consent of the parties.

         13. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except where preempted by federal law.

         14. By executing this Agreement, Employee acknowledges that (a) this Agreement has been reviewed with him or her by a representative of Eljer (see Exhibit "A", which is attached hereto and incorporated herein by reference), (b) he or she has had at least twenty-one (21) days to consider the terms of the Agreement (see Exhibit "A"), and has considered its terms for that period of time or has knowingly and voluntarily waived his or her right to do so, (c) he or she has been advised by Eljer in writing to consult with an attorney regarding the terms of the Agreement (see Exhibit "A"), (d) he or she has consulted with, or has had sufficient opportunity to consult with, an attorney of his or her own choosing regarding the terms of the Agreement, (e) any and all questions regarding the terms of this Agreement have been asked and answered to his or her complete satisfaction, (f) he or she has read this Agreement and fully understands its terms and their import, (g) except as provided by this Agreement, he or she has no contractual right or claim to the benefits described herein, (h) the consideration provided for herein is good and valuable, and (i) he or she is entering into this Agreement voluntarily, of his or her own free will, and without any coercion, undue influence, threat, or intimidation of any kind or type whatsoever.

                          [The signature pages follow.]

         EXECUTED in _______________, Texas this____day of ________, 19___.



                                                     EMPLOYEE:


                                                     __________________________


THE STATE OF TEXAS    ss.
                      ss.
COUNTY OF _________   ss.

         BEFORE ME, the undersigned, a Notary Public, on this day personally appeared ___________________________, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he or she executed the same for the purposes and consideration therein expressed.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE this____day of _________, 19___.





                                                  _____________________________
                                                  Notary Public, State of Texas

[SEAL]

EXHIBIT "A"

                                NOTICE OF RIGHTS

         Attached hereto you will find a proposed Settlement Agreement, General Release, and Covenant Not to Sue ("Agreement") with respect to the termination of your employment. It is required by law that you be given at least 21 days from the date of receipt of the proposed Agreement within which to consider its terms. During this period, please feel free to contact the person listed below to ask any questions regarding the Agreement including, but not limited to, the definitions of words which you do not know and the meanings of phrases, sentences, or paragraphs which you do not understand. It is recommended that you consult with an attorney regarding your legal rights with respect to the Agreement during this 21-day period.


                            ACKNOWLEDGMENT OF RECEIPT

         I acknowledge that I received a copy of Eljer Industries, Inc.'s proposed Settlement Agreement, General Release, and Covenant Not to Sue at __:__ __.m. this_____day of __________, 19___, and that the Agreement and the Notice of Rights above have been reviewed with me by the person listed below.


                                               EMPLOYEE:

                                               ________________________________
__________________, 19____
(Date)




ELJER INDUSTRIES, INC.


By:   ____________________

Its:  ____________________